UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AEROFLEX HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEROFLEX HOLDING CORP.

35 South Service Road

Plainview, New York 11803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 14, 2012

To our Stockholders:

The annual meeting of stockholders of AEROFLEX HOLDING CORP. will be held at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022 on Wednesday, November 14, 2012, at 10:00 a.m., Eastern Time. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.            To elect thirteen directors to hold office until the 2013 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.            To hold an advisory vote on executive compensation;

3.            To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013; and

4.            To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 17, 2012 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, to ensure the presence of a quorum, please vote over the Internet or by telephone as instructed on the proxy card or complete, date, sign and return a proxy card as promptly as possible. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to ensure that your shares are represented at the Annual Meeting. You may change your voting instructions or revoke your proxy at any time before it is voted by following the procedures described in this Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Edward S. Wactlar
Senior Vice President, General Counsel and Secretary

Dated:	Plainview, New York October 4, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on November 14, 2012:

This Proxy Statement and the 2012 Annual Report to Stockholders

are available at www.proxyvote.com

AEROFLEX HOLDING CORP.

35 South Service Road

Plainview, New York 11803

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, November 14, 2012

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aeroflex Holding Corp. for use at the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “Aeroflex,” “the Company,” “we,” “us” or “our” refer to Aeroflex Holding Corp. and, as applicable, our consolidated subsidiaries, including our primary operating subsidiary, Aeroflex Incorporated.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2012 Annual Report to Stockholders, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after October 4, 2012, this Proxy Statement and form of proxy are first being sent or given to stockholders of record as of the September 17, 2012 record date, as part of the Board of Directors’ solicitation of proxies for Aeroflex’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Aeroflex’s 2012 Annual Report to Stockholders (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Aeroflex Holding Corp. and meet the regulations of the SEC for proxy solicitations. Our management prepared this Proxy Statement for the Board of Directors.

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What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

We are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. Stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2012 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about October 4, 2012 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.            The election of thirteen directors to hold office until the 2013 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.            To hold an advisory vote on executive compensation;

3.            To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013; and

4.            To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We do not expect to ask you to vote on any other matters at the meeting.

In addition, our management will report on our performance during fiscal 2012 and respond to your questions.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on September 17, 2012. Each share of common stock is entitled to one vote.

How do I vote?

Voting by Proxy

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the mailed proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

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Voting at the Meeting

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

Can I change my mind after I return my proxy?

 Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Aeroflex’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Aeroflex’s named executive officers as presented in this Proxy Statement, and FOR the ratification of KPMG LLP to serve as our independent registered public accounting firm and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one notice or proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company and its telephone number is (212) 936-5100.

What is “householding” and how am I affected?

The SEC permits us to deliver a single copy of the proxy materials to stockholders who have the same address and last name. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. If you received one set of these documents at your household and you wish to receive separate copies, you may request them in writing at Aeroflex Holding Corp., 35 South Service Road, P.O. Box 6022, Plainview, New York 11803; Attn: Investor Relations or by phone at 516-694-6700 and these documents will be promptly delivered to you. If you do not wish to participate in householding and prefer to receive separate copies of our proxy materials, now or in the future, please submit a request to us at the address or phone number listed above.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

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Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the ratification of accountants. At our meeting, these shares will be counted as voted by the brokerage firm in the ratification of accountants even if the broker does not receive instructions from you.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one and two are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). Therefore, if the broker does not receive voting instructions from you with respect to proposals one and two, the broker will not be able to vote your shares on those items and, consequently, your shares will be considered a “broker non-vote” on such matters. In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for the purpose of determining if a quorum is present.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person, if you properly submit your proxy or if your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a broker vote or non-vote on the ratification of accountants. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of September 17, 2012 must be present at the meeting. This is referred to as a quorum. On September 17, 2012, we had 84,851,868 shares issued and outstanding.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Shares not voted on the election of directors will have no effect on the voting outcome with respect to the election of directors.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Because your vote is advisory, it will not be binding on our Board or the Company. However, the Board or Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions will be counted as votes cast and will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be considered in the tabulation of votes.

What vote is required to ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item at the Annual Meeting will be required for approval. Abstentions will have the same effect as a vote against this proposal.

How can I find the results of the voting at the Annual Meeting?

Final voting results will be announced in a Current Report on Form 8-K to be filed by us with the SEC within four business days after the conclusion of the Annual Meeting.

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PROPOSAL 1—ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides that, at any time that VGG Holding LLC, a Delaware limited liability company (the “parent LLC”), owns at least a majority of our then outstanding common stock, the size of our Board of Directors will be determined by the affirmative vote of a majority of our then outstanding common stock. At any time that the parent LLC does not own at least a majority of our then outstanding common stock, the size of our Board of Directors will be determined by the affirmative vote of our Board of Directors. The parent LLC owns approximately 76.6% of our outstanding common stock. See “Stock Ownership.” The parent LLC, through its majority ownership of our outstanding common stock, has fixed the size of the Board at thirteen directors.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election as directors of each nominee, unless any nominee shall be unavailable, in which case such shares will be voted for a substitute nominee as may be designated by our Board of Directors, unless parent LLC chooses to reduce the number of directors serving on the Board. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Director Designation Agreement

In connection with our initial public offering (“IPO”) in November 2010, we entered into a director designation agreement with the parent LLC which contains provisions relating to the composition of our Board of Directors. Pursuant to the director designation agreement, the parent LLC is entitled to nominate directors to our Board of Directors. See “Certain Relationships and Related Transactions-Director Designation Agreement.” Pursuant to the limited liability company agreement of the parent LLC, our Sponsors have the right to select the individuals that the parent LLC has the right to nominate under the director designation agreement. See “– Limited Liability Company Agreement.” Our Sponsors include, collectively, The Veritas Capital Fund III, L.P. (“Veritas Capital”), Golden Gate Private Equity, Inc. (“Golden Gate Capital”), GS Direct, L.L.C. (“GS Direct”) and the respective affiliates of and funds managed by these entities.

The director designation agreement provides that, for so long as the parent LLC owns at least one share of our outstanding common stock, we may not take any action, including making or recommending any amendment to our certificate of incorporation or bylaws, that (i) would decrease the size of our Board of Directors if such decrease would cause us to fail to satisfy the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors without the resignation of a director nominated by any of the Sponsors or (ii) otherwise could reasonably be expected to adversely affect the parent LLC's rights under the director designation agreement, in each case without the consent of the parent LLC. The parent LLC has the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by the parent LLC as follows:

•	until such time as we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, such number of individuals as are designated by the parent LLC; and

•	during such time as (i) the parent LLC owns less than a majority but at least one share of our outstanding common stock and (ii) we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, four individuals designated by the parent LLC.

Board Composition

We believe that each of our directors should have a range of skills, experience, diversity and expertise that enables them to provide sound guidance with respect to our business and operations. Each of our directors has an established record of professional accomplishment and particular experience, qualifications, attributes and skills that the Board of Directors considers important in determining that each director should be a member. See below for biographical information concerning our director nominees.

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Nominee Biographies

Listed below are the thirteen nominees for director at the Annual Meeting, all of whom are currently serving as our directors and nominated for re-election, other than Mr. Polk who is not currently on the Board.

Name	Age	Position
Hugh Evans	44	Chairman of the Board of Directors
Leonard Borow	64	President and Chief Executive Officer, Director
John Buyko	52	Executive Vice President and President of Aeroflex Microelectronic Solutions, Director
Prescott H. Ashe	45	Director
Joe Benavides	41	Director
Bradley J. Gross	39	Director
John D. Knoll	41	Director
Ramzi M. Musallam	44	Director
Richard N. Nottenburg	58	Director
Benjamin M. Polk	61	Director Nominee
Charles S. Ream	68	Director
Mark. H. Ronald	71	Director
Peter J. Schoomaker	66	Director

Hugh Evans has served as the Chairman of our Board of Directors since September 2012 and as a member of our Board of Directors since August 2007. Mr. Evans is a Partner at Veritas Capital. Prior to joining Veritas in 2005, Mr. Evans was a Partner at Falconhead Capital, a middle market private equity firm. While at Falconhead, Mr. Evans was a member of the firm's investment committee. Prior to Falconhead, Mr. Evans was a Principal at Stonington Partners. Mr. Evans began his private equity career in 1992 at Merrill Lynch Capital Partners, the predecessor firm of Stonington, which was a wholly owned subsidiary of Merrill Lynch. He is a member of the board of directors of CPI International Holding Corp. and several private companies. Mr. Evans holds an A.B. from Harvard University and an M.B.A. from the University of Chicago Graduate School of Business. Mr. Evans was selected to serve as one of our directors because he is a Partner of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

Leonard Borow is our President and Chief Executive Officer. He has been employed by us in various executive positions since 1989. He has been our President and Chief Executive Officer since October 2007, Chief Executive Officer of Aeroflex Incorporated since August 2007, President of Aeroflex Incorporated since August 2005, Chief Operating Officer of Aeroflex Incorporated since October 1991 and a member of the board of directors of Aeroflex Incorporated since November 1992. Mr. Borow has served as a member of our Board of Directors since August 2007. From February 2004 until August 2005, Mr. Borow was one of Aeroflex Incorporated's Vice Chairmen, and from October 1991 until February 2004, Mr. Borow was Executive Vice President of Aeroflex Incorporated. Prior to joining Aeroflex Incorporated, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989. Mr. Borow was selected to serve as one of our directors because he is our President and Chief Executive Officer and has extensive knowledge of our business and historical development. Mr. Borow has important relationships with our major customers and has been a significant contributor to the expansion of our business through both organic growth and acquisitions.

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John Buyko is our Executive Vice President and President of our Aeroflex Microelectronics Solutions (“AMS”) division. He has been employed by us in various executive positions since January 1991. He has been our Executive Vice President since August 2007, Executive Vice President of Aeroflex Incorporated since December 2006, Vice President of Aeroflex Incorporated from August 2005 to December 2006 and President of our AMS division since September 2001. From December 1998 until September 2001, Mr. Buyko was Senior Vice President—Marketing and Sales of our AMS division. Mr. Buyko was selected to serve as one of our directors because he is our Executive Vice President and President of our AMS division and has extensive knowledge of our business and historical development. Mr. Buyko has important relationships with our major customers and has been a significant contributor to the expansion of our business through both organic growth and acquisitions. Mr. Buyko has also served as a member of our Board of Directors since August 2007. Mr. Buyko is also a member of the board of directors of IceMOS Technology LTD, a privately owned developer and supplier of high quality thick film bonded SOI (Silicon On Insulator) wafers, with which we have a licensing agreement.

Prescott H. Ashe has served as a member of our Board of Directors since August 2007. Mr. Ashe has been a Managing Director of Golden Gate Capital since 2000. Prior to joining Golden Gate Capital, Mr. Ashe was an investment professional at Bain Capital, which he initially joined in 1991. Prior to joining Bain Capital, Mr. Ashe was a consultant at Bain & Company. He is currently a director of several private companies in which Golden Gate Capital is an investor. Mr. Ashe holds a B.S. in Business Administration from the University of California at Berkeley and a J.D. from Stanford Law School. Mr. Ashe was selected to serve as one of our directors because he is a Managing Director of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in private equity investment and board service.

Joe Benavides has served as a member of our Board of Directors since August 2007. Mr. Benavides is a Principal at Veritas Capital. Prior to joining Veritas in 2007, Mr. Benavides was a Managing Director at The Blackstone Group. Prior to joining Blackstone in 2004, Mr. Benavides was a Vice President in the Financial Sponsors Group at Credit Suisse. Mr. Benavides holds a B.S. in Economics with a concentration in Finance from the Georgia Institute of Technology and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Benavides was selected to serve as one of our directors because he is a Principal of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, accounting, private equity investment and board service.

Bradley J. Gross has served as a member of our Board of Directors since August 2007. Mr. Gross has been a Managing Director in the Principal Investment Area of Goldman, Sachs & Co. since 2007, where he has led and executed investments in a wide range of industries. Mr. Gross currently serves on the board of directors of Americold Realty Trust, Apple American Group, LLC, Cequel Communications, LLC, First Aviation Services, Inc., Griffon Corporation, Interline Brands, Inc. and several other private companies in which Goldman, Sachs & Co. is an investor. Mr. Gross holds a B.A. from Duke University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Gross was selected to serve as one of our directors because he is a Managing Director of an affiliate of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, management and board service.

John D. Knoll has served as a member of our Board of Directors since August 2007. Mr. Knoll is a Managing Director of Golden Gate Capital, which he joined in 2000. Mr. Knoll's primary focus is on the broader electronics sector, including semiconductor devices and equipment, electronic manufacturing, and technology end markets including enterprise hardware, telecommunications services and equipment, aerospace and defense, and test and measurement devices. Prior to joining Golden Gate Capital, Mr. Knoll spent a year as Product Manager at Covad Communications. Prior to Covad Communications, Mr. Knoll spent four years as a Consultant with Bain & Company, where he worked in technology, media, and telecommunications. Mr. Knoll currently serves on the board of directors of Conexant Systems, Lantiq, Tollgrade and other Golden Gate Capital technology portfolio companies. Mr. Knoll holds a B.S. and M.S. in Industrial Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Knoll was selected to serve as one of our directors because he is a Managing Director of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in private equity investment and board service.

Ramzi M. Musallam has served as a member of our Board of Directors since August 2007. Mr. Musallam is a Partner at Veritas Capital, which he has been associated with since 1997. Prior to joining Veritas, Mr. Musallam was an investment professional at two other private equity firms, Berkshire Partners and the Pritzker Organization. He is a member of the boards of directors of CPI International Holding Corp. as well as several private companies and was a member of the board of directors of Vangent, Inc. from 2007 to September 2011 and DynCorp International Inc. from February 2005 to July 2010. Mr. Musallam holds a B.A. from Colgate University with a major in Economics and Mathematics and an M.B.A. from the University of Chicago Booth School of Business. Mr. Musallam was selected to serve as one of our directors because he is a Partner of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

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Richard N. Nottenburg has served as a member of our Board of Directors since November 2010. Dr. Nottenburg, a private investor and business consultant, was President and Chief Executive Officer of Sonus Networks, Inc. from June 2008 through October 2010. From July 2004 until May 2008, Dr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Dr. Nottenburg is currently a member of the board of directors of PMC Sierra, Inc. He was a member of the board of directors of Verint Systems, Inc. from July 2011 to November 2012 and Comverse Technology Corp. from November 2006 to November 2012. Dr. Nottenburg holds a B.S. in Electrical Engineering from Polytechnic Institute of New York, an M.S. in Electrical Engineering from Colorado State University, and a Doctor of Science in Electrical Engineering from the Ecole Polytechnique Federale de Lausanne in Lausanne, Switzerland. Dr. Nottenburg was selected to serve as one of our directors because of his extensive executive management and leadership experience, strong financial, risk analysis, and corporate governance skills and experience, and significant experience and familiarity with the commercial wireless communications industry.

Benjamin M. Polk is a Partner at Veritas Capital. Prior to joining Veritas in July 2011, Mr. Polk was a partner with the law firm of Schulte Roth and Zabel LLP from May 2004 to July 2011 and prior to that, a partner with the law firm of Winston & Strawn LLP, where Mr. Polk practiced law with that firm and its predecessor firm, from August 1976 to May 2004. During his legal career Mr. Polk worked with Veritas as its lead outside legal counsel on virtually every major transaction Veritas has been involved in since its founding. Mr. Polk is a member of the board of directors of Monster Beverage Corporation. He holds a B.A. from Hobart College and a J.D. from Cornell Law School. Mr. Polk was selected to serve as one of our directors because he is a Partner of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007 when Veritas and its co-sponsors acquired us in a going private transaction. In addition, he has extensive experience in financing, private equity and board service.

Charles S. Ream has served as a member of our Board of Directors since November 2010. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation from April 2003 until his retirement in June 2006. From October 2000 to December 2001, he served as Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. From January 1998 to September 2000, Mr. Ream served as Senior Vice President of Finance and Strategic Initiatives of Raytheon Systems Company. From January 1994 to December 1997, he served as Chief Financial Officer of Hughes Aircraft Company. Prior to joining Hughes Aircraft Company, Mr. Ream was a partner with Deloitte & Touche LLP. Mr. Ream is a member of the board of directors of Allied Defense Group, Inc. From 2007 to 2011, Mr. Ream was a member of the board of directors of Vangent, Inc. and from 2006 to 2010, Mr. Ream was a member of the board of directors of DynCorp International, Inc. and Stanley, Inc. Mr. Ream holds a B.S. in accounting and a Master of Accounting degree from the University of Arizona and is a Certified Public Accountant (inactive). Mr. Ream was selected to serve as one of our directors because of his extensive accounting, financial management and board experience.

Mark H. Ronald has served as a member of our Board of Directors since November 2010. Mr. Ronald has been an independent consultant specializing in management and mergers and acquisitions since January 2008, and has served as a Special Advisor to Veritas Capital since January 2008, advising on such matters. From January 2007 to July 2010, Mr. Ronald was a member of the board of directors of DynCorp International, Inc. From 2000 to December 2007, Mr. Ronald was the president and chief executive officer of BAE Systems Inc., and from 2002 to December 2007, he was the chief operating officer and a director of BAE Systems plc. Mr. Ronald holds the title of Honorary Commander of the Most Excellent Order of the British Empire (CBE), awarded in recognition of the valuable services he has rendered to furthering transatlantic cooperation in the U.S.-U.K. defense industries. Mr. Ronald is a member of the board of directors of Alliant Techsystems Inc. and Cobham plc, a member of the U.S. DoD's Business Board and a trustee of Polytechnic University. Mr. Ronald holds a B.S. in electrical engineering from Bucknell University and an M.S. in electrical engineering from Polytechnic University. Mr. Ronald was selected to serve as one of our directors because of his extensive knowledge of our markets and his extensive board experience.

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General Peter J. Schoomaker (USA Ret.) has served as a member of our Board of Directors since November 2010. General Schoomaker served as Chief of Staff of the U.S. Army from 2003 until his second retirement in 2007 and as Commander in Chief, U.S. Special Operations Command from 1997 to 2000, when he retired from the U.S. Army for the first time. From November 2007 to July 2010, General Schoomaker was a member of the board of directors of DynCorp International, Inc. and from 2000 to 2003, he was the president of Quiet Pros, Inc. (defense consulting). General Schoomaker is a member of the board of directors of CAE, Inc. and a member of the boards of several non-profit and private companies. General Schoomaker holds a B.S. in Education from the University of Wyoming and an M.A. in Management and Supervision from Central Michigan University. General Schoomaker was selected to serve as one of our directors because of his extensive knowledge of the defense market and his extensive board experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Controlled Company Exception

The parent LLC controls a majority of the voting power of our outstanding common stock. The parent LLC directly owns approximately 76.6% of our common stock and our Sponsors indirectly own, through their investment in the parent LLC, approximately 64.0% of our common stock. As a result, we are a “controlled company” within the meaning of the New York Stock Exchange corporate governance standards. Under the New York Stock Exchange rules, if more than 50% of the voting power of a listed company is held by an individual, group or another company, the listed company is a “controlled company” and may elect not to comply with certain New York Stock Exchange corporate governance standards, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the corporate governance and nominating committee and the compensation committee.

We currently use these exemptions. As a result, we do not have a majority of independent directors, our corporate governance and nominating committee and compensation committee do not consist entirely of independent directors and such committees are not subject to annual performance evaluations. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the New York Stock Exchange corporate governance requirements.

Director Independence

Because we are a “controlled company” under NYSE rules, we are exempt from the requirement to have a Board of Directors with a majority of independent members. Our Board of Directors has determined that four of our directors - Messrs. Nottenburg, Ream, Ronald and Schoomaker - are independent under New York Stock Exchange listing standards. In making this determination, the Board considered all relevant facts and circumstances. The Board also considered that a number of our directors also serve on the boards of directors of other portfolio companies of certain of our Sponsors. In particular, with respect to Mr. Ronald, the Board considered that Mr. Ronald provides consulting services to one of our Sponsors, Veritas Capital, and receives compensation for these services. The Board affirmatively concluded that none of these directors has any material relationship, direct or indirect, to us other than as stockholders or through their service as directors.

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Board of Directors - Meetings and Attendance

Our Board of Directors held five meetings during the fiscal year ended June 30, 2012. Each director attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors while serving as a member of the Board of Directors and on each committee of which he was a member that was held during the time he was a member.

We encourage our directors to attend our annual meetings of stockholders.

Board Committees

We currently have the following standing committees of the Board: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which operates under a written charter adopted by the Board. Of all of the standing committees, only the Audit Committee is composed entirely of independent directors. The charters of each of these committees are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

The following provides a description of certain functions and current membership information for each of the Board committees for fiscal 2012.

Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is responsible for, among other things, overseeing and reviewing our financial reporting process and the integrity of our financial statements and related information, making recommendations concerning the engagement of our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our Audit Committee is comprised entirely of independent directors - Messrs. Ream, Ronald and Schoomaker. The Board has determined that Charles S. Ream, the chairman of our Audit Committee, qualifies as an “audit committee financial expert” pursuant to the requirements of the SEC and New York Stock Exchange. The Board has also determined that all members of the Audit Committee meet the financial literacy standards of the New York Stock Exchange. The Audit Committee met ten times during the fiscal year ended June 30, 2012.

Compensation Committee. Our Compensation Committee evaluates, determines and approves the compensation of our Chief Executive Officer and all of our other executive officers. The Committee has overall responsibility for approving and evaluating our compensation plans, policies and programs, as well as our philosophy and strategy, as they affect the CEO and other executive officers. Our Compensation Committee is comprised of Messrs. Evans, Ashe, Ream and Ronald. Mr. Evans is the chairman of our Compensation Committee. The Compensation Committee met eight times during the fiscal year ended June 30, 2012.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee is primarily responsible for identifying individuals qualified to become members of our Board of Directors, considering nominees proposed by stockholders in accordance with our bylaws and contractual obligations under the director designation agreement, selecting the director nominees for the next annual meeting of the stockholders and reviewing our corporate governance policies. The Committee is also responsible for reviewing director compensation and benefits, overseeing the annual self-evaluations of our Board of Directors and making recommendations to the Board concerning the structure and membership of the other Board committees. The Corporate Governance and Nominating Committee recommended the current nominees for election to the Board, which recommendation was approved by the Board. Our Corporate Governance and Nominating Committee is comprised of Messrs. Evans and Borow. Mr. Evans is the chairman of our Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during the fiscal year ended June 30, 2012.

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Director Nominations

The Corporate Governance and Nominating Committee identifies and screens candidates for Board membership. The Corporate Governance and Nominating Committee does not have a formal policy with regard to consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines specify that our Board should be of sufficient size to provide for sufficient diversity among directors without hindering effective discussion or diminishing individual accountability. The Corporate Governance and Nominating Committee may consider particular attributes that would be most beneficial to the Company in selecting future Board nominees, including issues such as integrity, competence, experience, commitment and dedication, collegiality, professional and technical background and interpersonal skills.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in the same manner it considers other candidates. Our bylaws establish advance notice procedures with respect to stockholder proposals related to the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors. These procedures provide that any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

•	in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date of the prior year’s annual meeting, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was made; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such special meeting.

The stockholder's notice to the Secretary must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address, (b) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of stock of the Company entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

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Notwithstanding the foregoing, our certificate of incorporation provides that at any time that the parent LLC owns at least a majority of our then outstanding common stock, the foregoing advance notice procedures for stockholder proposals will not apply to it.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role. Mr. Robert B. McKeon served as Chairman of the Board until his death on September 10, 2012. The Board appointed Mr. Hugh Evans as our Chairman in September 2012. Mr. Leonard Borow is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long term interest of stockholders in light of prevailing circumstances. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Management is responsible for the day-to-day management of risks for Aeroflex and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific Board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to the Company’s financial risk exposure. The Audit Committee works directly with members of senior management, Aeroflex’s internal audit staff and our independent registered public accounting firm, as appropriate, to discuss if there are areas of concern of which the Committee should be aware. The Board monitors risks as they may be related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our Board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Executive Sessions

Executive sessions of non-management directors are held in conjunction with regularly scheduled Board meetings and at other times as appropriate. Our Chairman of the Board presides as the lead director over each executive session. In addition, if our non-management directors are not independent under NYSE rules, the independent directors will meet in executive session at least one time each year. Each committee of our Board of Directors also generally conducts an executive session in conjunction with each regularly scheduled committee meeting and at other times as deemed appropriate.

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to members of our Board in care of the Office of the Secretary, Aeroflex Holding Corp., 35 South Service Road, P.O. Box 6022, Plainview, NY 11803-0622. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Ethics applicable to the Chairman, Chief Executive Officer and Senior Financial Officers of Aeroflex. Our Board of Directors has also adopted a Code of Business Conduct and Corporate Ethics Policy applicable to all directors, officers and employees of Aeroflex in performing their duties. The Code of Business Conduct and Corporate Ethics Policy sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Corporate Ethics Policy and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

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Our Board of Directors has also adopted Corporate Governance Guidelines as required by the New York Stock Exchange rules to assist the Board in exercising its responsibilities to Aeroflex and its stockholders. The Corporate Governance Guidelines are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Corporate Governance and Nominating Committee to determine whether the Board and its committees are functioning effectively. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, our Audit Committee is required to conduct an annual self-evaluation and all committees of the Board are required to review and reassess the adequacy of their charters. As a “controlled company,” our Compensation and Corporate Governance and Nominating Committees are exempt from the New York Stock Exchange requirement for an annual performance evaluation.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Hugh Evans, Prescott H. Ashe, Charles S. Ream and Mark H. Ronald. None of our Compensation Committee members are or were, during fiscal 2012, an officer or employee of ours. None of our executive officers serve on the board of directors or compensation committee, or other committee serving an equivalent function, of a company that has an executive officer serving as a member of our Board of Directors or Compensation Committee. There are no, and during fiscal 2012 there were no, interlocking relationships between any of our executive officers and the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.

Messrs. Evans and Ashe are affiliates of two of our Sponsors, Veritas Capital and Golden Gate Capital, respectively. We have entered into certain transactions with Veritas Capital and Golden Gate Capital, as disclosed under “Certain Relationships and Related Party Transactions,” “—Director Designation Agreement,” and “—Registration Rights Agreement.”

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STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, director nominees and each executive officer named in the “Summary Compensation Table,” and for all executive officers and directors as a group, and, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, for each holder of more than five percent of our common stock as of September 17, 2012, the record date of the Annual Meeting.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned	Percent of Class
VGG Holding LLC(2)	65,000,000	76.6%
Veritas Capital Partners III, L.L.C.(2)(3)	26,242,609	30.9%
Entities Affiliated with Golden Gate Capital(2)(4)	15,257,331	18.0%
GS Direct(2)(5)	12,816,158	15.1%
Leonard Borow(6)(7)	3,065,004	3.6%
John Buyko(7)	1,715,017	2.0%
John Adamovich, Jr.(7)	313,309	*
Andrew F. Kaminsky(7)	82,786	*
Edward S. Wactlar(7)	82,426	*
Hugh Evans(3)	—	—
Prescott Ashe(4)	—	—
Joe Benavides(3)	—	—
Bradley J. Gross(5)	—	—
John D. Knoll(4)	—	—
Ramzi M. Musallam(3)	—	—
Richard N. Nottenburg(8)	15,252	*
Benjamin M. Polk(3)	—	—
Charles S. Ream(8)	14,752	*
Mark H. Ronald(8)	7,752	*
Peter J. Schoomaker(8)	10,047	*
FMR LLC(9)	4,990,803	5.9%

All executive officers and directors as a group (16 persons)	5,430,266	6.4%

*	Denotes beneficial ownership of less than 1%.

(1)	Except as otherwise indicated, the address for each of the named beneficial owners is 35 South Service Road, P.O. Box 6022, Plainview, New York 11803.

(2)	All of the issued and outstanding common stock is held by the parent LLC. Veritas Capital Partners III, L.L.C. is the general partner of The Veritas Capital Fund III, L.P., which owns 30.2% of the Class A membership interests of the parent LLC. AX Holding LLC, an affiliate of Veritas Capital Partners III, L.L.C., owns 14.1% of the Class A membership interests of the parent LLC. Affiliates of Golden Gate Private Equity, Inc. own 25.8% of the Class A membership interests of the parent LLC. GS Direct owns 21.7% of the Class A membership interests of the parent LLC. Accordingly, all stockholders’ holdings reflected in the table above reflect indirect beneficial ownership in Aeroflex held through membership interests in the parent LLC. Class A membership interests represent 91.0% of the membership interests of the parent LLC. The Veritas Capital Fund III, L.P., AX Holding LLC, the affiliates of Golden Gate Private Equity, Inc. party to the limited liability company agreement of the parent LLC and GS Direct (collectively, the "Sponsor Holders") have a drag-along right pursuant to the limited liability company agreement of the parent LLC. In the event the Sponsor Holders propose to transfer all of their membership interests to a non-affiliated third party, the Sponsor Holders may unanimously elect to cause each other holder of membership interests of the parent LLC to transfer such membership interests in such transaction.

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(3)	The address for Veritas Capital Partners III, L.L.C. and Messrs. Evans, Musallam, Benavides and Polk is c/o Veritas Capital Fund Management, L.L.C., 590 Madison Avenue, New York, New York 10022. Includes Class A membership interests held by Veritas Capital Partners III, L.L.C. and AX Holding LLC, beneficial ownership of which may be deemed to be held by one or more directors designated by affiliates of those entities. Messrs. Evans, Musallam, Benavides and Polk disclaim beneficial ownership over any Class A membership interests held by Veritas Capital Partners III, L.L.C. and its affiliates, except to the extent of their pecuniary interest therein.

(4)	The address for Golden Gate Private Equity, Inc., its affiliates and Messrs. Ashe and Knoll is One Embarcadero Center, 39th Floor, San Francisco, California 94111. The Class A membership interests held by entities affiliated with Golden Gate Capital are controlled by Golden Gate Capital Management II, LLC, a Delaware limited liability company ("GGC Management II"). GGC Management II is managed by four Managing Directors (Prescott H. Ashe, Kenneth J. Diekroeger, David C. Dominik, and Stefan Kaluzny) and is controlled by its Principal Managing Director (David C. Dominik). Each of Messrs. Dominik, Ashe, Diekroeger and Kaluzny expressly disclaims beneficial ownership of these securities except to the extent of their pecuniary interest therein, if any.

(5)	Mr. Gross is a managing director of Goldman, Sachs & Co. Goldman, Sachs & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly traded company. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. may be deemed to beneficially own indirectly, in the aggregate, the Class A membership interests of the parent LLC and the shares of common stock of Aeroflex that are beneficially owned directly by GS Direct. GS Direct is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co., as the manager of GS Direct, has sole voting and investment power with respect to Class A membership interests of the parent LLC that are beneficially owned directly by GS Direct. The Goldman Sachs Group, Inc., Goldman, Sachs & Co., GS Direct and Mr. Gross each disclaim beneficial ownership of these securities except to the extent of its or his pecuniary interest therein, if any. The address for GS Direct and Mr. Gross is 200 West Street, New York, New York 10282.

(6)	The address for Mr. Borow is 3030 S. Horseshoe Drive, Naples, Florida 34104.

(7)	All of the interests in us owned by Messrs. Borow, Buyko, Adamovich, Kaminsky and Wactlar represent indirect interests in us held through Class A, Class B and Class B-1 membership interests in the parent LLC; except that Messrs. Kaminsky and Wactlar directly own, 12,134 and 14,196 of these shares, respectively, and restricted stock units representing 5,652 and 3,230 shares, respectively, which vest within 60 days. Mr. Borow owns a 1.9% Class A membership interest and a 3.0% Class B membership interest in the parent LLC, Mr. Buyko owns less than a 1% Class A membership interest and a 2.5% Class B membership interest in the parent LLC and each of Messrs. Adamovich, Kaminsky and Wactlar own less than a 1% Class A, Class B and/or Class B-1 membership interest in the parent LLC. See “Executive Compensation—Compensation Discussion and Analysis—Parent LLC Class A Membership Interests” and "—Parent LLC Class B and Class B-1 Membership Interests.”

(8)	Includes 3,876 shares of restricted stock which vest within 60 days.

(9)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

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MANAGEMENT

Executive Officers

The following table sets forth certain information regarding our executive officers. Biographical information pertaining to Leonard Borow and John Buyko, who are each a director and employee of the Company, are included along with the biographies of our Board of Directors under the heading “Proposal 1—Election of Directors” above.

Name	Age	Position
Leonard Borow	64	President and Chief Executive Officer, Director
John Buyko	52	Executive Vice President and President of Aeroflex Microelectronic Solutions, Director
John Adamovich, Jr.	59	Senior Vice President and Chief Financial Officer
Andrew F. Kaminsky	44	Senior Vice President—Corporate Development, Investor Relations and Human Resources
Edward S. Wactlar	66	Senior Vice President, General Counsel and Secretary
Charles Badlato	53	Vice President, Treasurer and Assistant Secretary

John Adamovich, Jr. is our Senior Vice President and Chief Financial Officer. He has been employed by us in various executive positions since 2005. He has been our Senior Vice President and Chief Financial Officer since October 2007 and Senior Vice President and Chief Financial Officer of Aeroflex Incorporated since November 2005. He also served as our Secretary from August 2007 to November 2011. From November 2004 until May 2005, Mr. Adamovich was employed by Rainbow Media Enterprises, a subsidiary of Cablevision Systems Corporation, as its Executive Vice President and Chief Financial Officer. From January 1998 until November 2004, Mr. Adamovich was employed by Pall Corporation as its Group Vice President, Treasurer and Chief Financial Officer. From July 1975 until December 1997, Mr. Adamovich was employed by KPMG LLP, becoming a partner in 1986.

Andrew F. Kaminsky is our Senior Vice President of Corporate Development, Investor Relations and Human Resources. He has been employed by us in various executive positions since May 2010. He has been our Senior Vice President since September 2012 and was our Vice President of Corporate Development and Investor Relations from May 2010 to September 2012 and Vice President of Human Resources from July 2011 to September 2012. From July 2009 to March 2010, Mr. Kaminsky was in charge of Corporate Development and Investor Relations for Easylink Services International Corporation. Mr. Kaminsky has over 15 years of investment banking experience, including as a Managing Director at Oppenheimer & Co. Inc. from March 2004 to June 2009. In 2001, Mr. Kaminsky co-founded and presently serves as the Executive Director of the Greg Richards, Larry Polatsch and Scott Weingard Memorial Fund, a 9/11 not-for-profit charity. Mr. Kaminsky holds a Bachelor’s degree from the University of Michigan and a M.B.A. in Finance and Management from the Stern School of Business at New York University.

Edward S. Wactlar is our Senior Vice President, General Counsel and Secretary. He has been employed by us as General Counsel since July 2010 and has served as our Secretary since November 2011. After graduating from Syracuse University College of Law in June 1970, and serving as a confidential law clerk for the Justices of the Appellate Division, Third Department, from August 1970 until June 1971, Mr. Wactlar was actively engaged in the private practice of law for nearly 40 years. From December 1980 through October 2006, Mr. Wactlar was a partner in Blau, Kramer, Wactlar & Lieberman, P.C. and its successor, Kramer, Coleman, Wactlar & Lieberman, P. C., and from October 2006 to July 2010 was a partner in Moomjian, Waite, Wactlar & Coleman, LLP. Mr. Wactlar represented Aeroflex and its subsidiaries in various legal matters for 30 years prior to joining the Company.

Charles Badlato is our Vice President—Treasurer and Assistant Secretary. He has been employed by us in various positions since 1987. He has been our Vice President—Treasurer and Assistant Secretary since April 2010, Vice President of Aeroflex Incorporated since February 2004 and Treasurer of Aeroflex Incorporated since February 1994. From December 1987 until February 1994, Mr. Badlato was employed by Aeroflex in various financial positions. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. (now known as Deloitte).

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation philosophy and objectives, roles and responsibilities in making compensation decisions, the components of compensation, and the reasons for any compensation adjustments, incentive payments and long-term incentive grants made in fiscal 2012. In particular it focuses on 2012 compensation arrangements for the following executive officers (“named executive officers”):

•	Leonard Borow, President and Chief Executive Officer
•	John Buyko, Executive Vice President and President of Aeroflex Microelectronic Solutions
•	John Adamovich, Jr., Senior Vice President and Chief Financial Officer
•	Andrew F. Kaminsky, Senior Vice President-Corporate Development, Investor Relations & Human Resources

•	Edward S. Wactlar, Senior Vice President, General Counsel and Secretary

This discussion and analysis should be read in conjunction with the Summary Compensation Table on page 24, its accompanying footnotes and the additional tables and narrative disclosure following the Summary Compensation Table.

Compensation Philosophy and Objectives

Our executive compensation program is centered on a pay-for-performance philosophy and is designed to reward our executive officers for their abilities, experience and results. Our compensation program is intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase stockholder value. Our Compensation Committee considers that executive compensation should not only be competitive in amount, but also be closely aligned with the long-term interests of the stockholders that we represent while encouraging long-term executive retention. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business.  In determining the compensation of our named executive officers, we are guided by the following key principles:

Competitiveness of Compensation. Compensation should be responsive to the competitive marketplace so that we continue to be able to attract, retain and motivate talented executives.

Accountability for Overall Business Performance. A portion of compensation should be tied to our overall performance so that our named executive officers are held accountable through their compensation for the performance of Aeroflex as a whole.

Alignment with Stockholder Interests. A portion of compensation should be tied to our market performance through equity awards to align our named executive officers’ interests with those of our stockholders.

We do not believe that our compensation program is structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our company. In reaching this conclusion, we considered our strategic goals and evaluated the design of our compensation program to assess whether it fosters a business environment that might drive inappropriate decision-making or behavior. While a significant portion of certain executives’ compensation may be performance based, the majority of our named executive officers’ cash compensation consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value. In addition, to the extent that executives receive equity incentive awards, such awards are generally long-term awards that are intended to align executives’ interests with those of our stockholders.

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Roles and Responsibilities

Our Compensation Committee is responsible for the oversight of our executive compensation program and policies. With respect to executive compensation, the responsibilities of our Compensation Committee, as set forth in the Compensation Committee Charter, a copy of which is available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com, include the following:

•	Reviewing and approving our goals and objectives relevant to the compensation of our Chief Executive Officer;

•	Evaluating the performance of our Chief Executive Officer in light of our goals and objectives and determining and approving the compensation level of the Chief Executive Officer based on such evaluation;

•	Reviewing the Chief Executive Officer’s evaluation of the performance of our other executive officers and making recommendations to the Board with regard to compensation arrangements, including salary and bonus;

•	Reviewing and making recommendations to the Board with respect to all employment agreements, severance agreements, change in control agreements and non-compete agreements to be entered into between us and our Chief Executive Officer or any of our other named executive officers; and

•	Making recommendations to the Board with regard to the adoption of, or changes to, our executive compensation plans, including incentive compensation and equity-based plans.

From time to time, the Compensation Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Compensation Committee relative to executive compensation matters. For part of fiscal 2012, the Compensation Committee retained Pay Governance LLC, a compensation consultant, to advise it with respect to our equity incentive plan. In May 2012, the Compensation Committee retained Mercer as its compensation consultant to provide guidance with regard to the structure of our equity awards as well as compensation matters in general. None of our compensation consultants are paid on a retainer basis. The Compensation Committee also considers the recommendations of our Chief Executive Officer with respect to compensation for named executive officers other than the Chief Executive Officer and receives input from our outside directors to enable the Compensation Committee to coordinate our compensation programs with the policy objectives approved by the Board.

Although the Compensation Committee did not use benchmarking for fiscal 2012, with the assistance of Mercer, the Compensation Committee evaluated our executive compensation levels for fiscal 2013 relative to a selected group of twenty U.S. based peer companies that operate in similar industries and have similar metrics (i.e., revenue level) as Aeroflex. Each peer group company disclosed compensation data for its top officers in SEC filings.

After the peer group was selected, Mercer prepared a compensation review and assessment, analyzing the competitiveness of the level of executive compensation relative to the comparable peer group data. Mercer analyzed base salary and actual and target total cash compensation as well as target and actual total direct compensation which included long term incentives. Mercer also compared Aeroflex’s business performance, over a period of years, with the peer group companies’ performance, considering various financial metrics. Performance comparisons assist the Compensation Committee in examining how our executive pay aligns with company performance relative to peers.

Using Mercer’s study, the Compensation Committee evaluated each primary compensation component against the market. The Compensation Committee seeks to compensate near the market median. However, it is important to note that market medians and the ranges around them only represent beginning reference points; the Compensation Committee also uses its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, retention considerations, the position’s importance in Aeroflex’s organization and our evolving business environment.

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Advisory Vote on Executive Compensation

The Board adopted an annual stockholder advisory vote to approve our executive compensation, which is consistent with our stockholders’ frequency preference expressed at last year’s annual meeting of stockholders held on November 16, 2011. Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation committee has considered, and will continue to consider, the outcome of the vote each year when making compensation decisions for our Chief Executive Officer and other named executive officers. At the 2011 annual meeting, approximately 99% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer’s compensation as disclosed in the 2011 proxy statement. The Compensation Committee believes that, given the overwhelmingly favorable level of support, fundamental changes to our executive compensation program and policies were not necessary.

Executive Compensation Program Overview

The material elements of our executive compensation program consist of:

•	base salary;
•	annual bonuses;
•	equity-based awards;
•	retirement benefits (401(k) plan);
•	perquisites; and
•	benefits payable upon certain termination events.

We currently have employment agreements in place for all of our named executive officers, each of which is described in further detail on page 29 under the section entitled “Employment Agreements.”

Base Salary

Salary is one of the main components of cash compensation and fits into our overall compensation objectives by providing a base for attracting and retaining significant contributors to our company and by establishing a stable level of compensation upon which our executives may rely. The base salary for each named executive officer was determined with the goal of providing compensation that is competitive with the compensation of executives in similar positions. Factors that influenced the assessment of competitiveness included the executive officer's level of responsibility and experience, individual performance and vulnerability to recruitment by other companies. In accordance with the terms of their applicable employment agreements, the yearly salary adjustment, if any, for each of Messrs. Borow, Buyko, Adamovich, Kaminsky and Wactlar is determined by our Compensation Committee, subject to ratification by the Board.

Annual Bonuses

The purpose of our annual incentive bonus is to reward certain of our executives, in cash, for achieving our annual goals, which, in turn, promotes the Board of Directors' long-term goal of enhancing stockholder value. The Compensation Committee sets goals tied to our earnings before interest, taxes, depreciation and amortization (“EBITDA”) which it believes are attainable, but that require executives to perform at a consistently high level to achieve target award values.

For each fiscal year, our Compensation Committee establishes an EBITDA target, a minimum or threshold EBITDA target that is the basis for minimum bonus awards and a maximum EBITDA target that is the basis for maximum bonus awards as contemplated by the employment agreements of our named executive officers. These EBITDA targets, which are based on management’s business and market projections, are subject both to equitable redetermination by our Compensation Committee in the event of any divestiture, acquisition or other extraordinary event, and to such modification, as may be appropriate, to reflect various types of accounting adjustments that historically and otherwise have been or are approved by the Compensation Committee.

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Pursuant to their employment agreements, the executives named below were entitled to receive bonuses as a percentage of base pay if the minimum threshold of EBITDA target was achieved, which incentive bonus would increase ratably for EBITDA exceeding the minimum threshold up to the maximum EBITDA target. For fiscal 2012, determination of incentive bonuses as a percentage of base salary payable was based on the following:

	Percentage of Base Salary
	Threshold	Target	Maximum
Leonard Borow	50%	100%	150%
John Buyko	50%	100%	150%
John Adamovich, Jr.	33.33%	66.67%	100%
Edward S. Wactlar	50%	62.5%	75%

For fiscal 2012, our Compensation Committee established and recommended, and the Board ratified and approved, an EBITDA target of $192.5 million, a threshold EBITDA of $175.0 million and a maximum EBITDA of $210.0 million. Based on the EBITDA targets set forth above and an adjusted EBITDA of $131.5 million approved by our Compensation Committee for fiscal 2012, our Compensation Committee determined that Messrs. Borow, Buyko, Adamovich and Wactlar were not entitled to receive an annual incentive bonus for such fiscal year. For fiscal 2013, for purposes of uniformity among our senior vice presidents, the Compensation Committee readjusted the percentages of base salary potentially payable as a bonus for Mr. Wactlar and established percentages of base salary potentially payable as a bonus for Mr. Kaminsky, in each case, to be consistent with the percentages applicable to Mr. Adamovich, as noted in the table above. For more information about the incentive bonus awards granted in recent years, see “—Summary Compensation Table.”

For fiscal 2012, Mr. Kaminsky was not contractually entitled to be paid an annual bonus. Nevertheless, the Compensation Committee, in its discretion, could have awarded a bonus to Mr. Kaminsky as it deemed appropriate after considering the recommendation of our Chief Executive Officer and the achievement of EBITDA targets. For fiscal 2012, our Compensation Committee determined not to pay an annual bonus to Mr. Kaminsky. As noted above, for fiscal 2013, Mr. Kaminsky will be eligible to receive an incentive bonus based on EBITDA in lieu of a discretionary bonus. For more detail about annual bonus awards, see “—Summary Compensation Table.”

Equity-based Awards

The Compensation Committee may grant equity-based compensation awards pursuant to our 2011 Omnibus Incentive Plan, which is the only equity incentive plan under which awards may be issued. The equity incentive plan is intended to provide us with a competitive edge in attracting, retaining and motivating employees, directors and consultants. Grants of equity awards are also designed to link an increase in stockholder value to compensation. Through the use of stock awards, an increase in stock price will result in an increase in value for the grantee, which ties an increase in stockholder value to our executives’ compensation. With the exception of Mr. Kaminsky and Mr. Wactlar who were awarded equity compensation as a component of compensation, no other named executive officers have been awarded equity compensation under this Plan since its inception in November 2011.

Parent LLC Class A Membership Interests

In connection with our Sponsors’ acquisition of our direct wholly-owned subsidiary, Aeroflex Incorporated, in August 2007 (the “Going Private Transaction”), certain members of our management were invited to invest in parent LLC, which owns 76.6% of our common stock. This permits the executives to share in the increase in our value and is intended to focus their efforts on our long-term results. The primary equity interest in the parent LLC is the Class A membership interests, of which a substantial controlling interest is owned by the Sponsors. Pursuant to the operating agreement governing parent LLC, the Class A membership interests include a special distribution of up to 50% of management's investment, which provides a special incentive to those members of management holding Class A membership interests not available to the Sponsors. Messrs. Borow, Buyko and Adamovich collectively own 2.2% of the Class A membership interests.

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Parent LLC Class B and Class B-1 Membership Interests

Certain members of our management were granted Class B membership interests in the parent LLC at the time of the Going Private Transaction and certain members of our management and employees were granted Class B-1 membership interests in the parent LLC in consideration of the commencement of their employment with us. Pursuant to the terms of the parent LLC’s operating agreement, the holders of Class B and Class B-1 membership interests are entitled to receive a percentage of all distributions, if any, made by the parent LLC after (x) the holders of the Class A membership interests, including the Sponsors, have received a return of their invested capital plus a 12% per annum internal rate of return (compounded quarterly) on their invested capital and (y) certain members of our management that purchased Class A interests receive a special distribution in the aggregate amount of approximately $3.2 million, together with a 12% per annum internal rate of return (compounded quarterly). The Class B and B-1 membership interests are intended to provide incentive to management and certain employees to keep focused on our company’s long-term value. The membership interests were allocated based on the individual's relative position and responsibilities at the time of the Going Private Transaction or upon commencement of employment with the Company. These Class B and B-1 membership interests are non-transferable and vest ratably over five years as discussed below under “-Outstanding Equity Awards at Fiscal 2012 Year-End.” The Class B membership interests fully vested on August 15, 2012. Messrs. Borrow, Buyko and Adamovich collectively own 5.8% of the Class B membership interest. If and when fully vested, the Class B-1 membership interests collectively owned by Messrs. Kaminsky and Wactlar will represent a 0.2% ownership interest in the parent LLC.

Aeroflex Employees’ 401(k) Plan

Generally, all employees based in the United States, including the named executive officers, are eligible to participate in the Aeroflex 401(k) plan after they have been employed by us for at least six months. Employees may contribute a portion of their salary to the 401(k) plan on a tax deferred basis. Company contributions are discretionary and, up until June 30, 2009, we matched 50% of the first eight percent of eligible salary an employee contributed to the plan. The discretionary match was reinstated as of July 1, 2010 at 40% of the first eight percent of eligible salary contributed to the plan and again suspended as of November 1, 2011.

Executive Benefits and Perquisites

In order to offer a competitive package to attract and retain superior executives, we provide our named executive officers with various benefits and perquisites. We believe that certain perquisites are often a tax-advantaged way to provide the named executive officers with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each named executive officer’s base salary, we take into consideration the value of each such named executive officer’s perquisites. Such perquisites include leased autos, car expenses or car allowances, an executive medical reimbursement plan, split dollar life insurance agreements and a deferred compensation plan. Each executive receives a different package of benefits.

The Compensation Committee believes that the perquisites provided to our named executive officers for fiscal 2012, as reported in the “All Other Compensation” column of the Summary Compensation Table below, are reasonable and consistent with our past practices.

Post-termination Benefits

We provide named executive officers with employment agreements with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreement). We selected such events because they are standard termination triggers in employment contracts. We determined that the failure to provide such standard termination provisions would adversely affect our ability to attract and retain those named executive officers and achieve our compensation objectives. Our Chief Executive Officer also receives a consulting agreement for three years following his termination at two-thirds of his salary plus bonus and certain benefits if termination of employment is by expiration of the contract term, mutual agreement or retirement. Please see the “Potential Payments Upon Termination or Change in Control” below for a description of the potential payments that may be made to certain named executive officers in connection with their termination of employment on a change in control.

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Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, may impose a limit on the amount of compensation we may deduct in any one year with respect to certain specified employees. Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million each year paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We believe that Section 162(m) of the Code will not limit our tax deductions for executive compensation for fiscal year 2012. The Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee has the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise.

COMPENSATION COMMITTEE REPORT

We have reviewed the Compensation Discussion and Analysis required by Item 402(a) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

The Compensation Committee
Hugh Evans (Chairman)
Prescott H. Ashe
Charles S. Ream
Mark H. Ronald

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SUMMARY COMPENSATION TABLE

          The following table sets forth information with respect to our Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers for fiscal 2012, fiscal 2011 and fiscal 2010. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

Leonard Borow	2012	$650,000	$—	$—	$—	$—	$—	$61,397	$711,397
President and Chief	2011	635,098	—	—	—	449,748	—	56,362	1,141,208
Executive Officer	2010	555,006	—	—	—	832,500	—	34,918	1,422,424

John Buyko	2012	$520,000	$—	$—	$—	$—	$—	$10,240	$530,240
Executive Vice President	2011	450,000	—	—	—	311,364	—	18,001	779,365
and President of	2010	432,700	—	—	—	675,000	—	12,716	1,120,416
Aeroflex Microelectronic Solutions

John Adamovich, Jr.	2012	$440,000	$—	$—	$—	$—	$2,937	$12,765	$455,702
Senior Vice President	2011	440,000	—	—	—	225,656	3,003	19,573	688,232
and Chief Financial	2010	431,542	—	—	—	440,000	4,197	12,212	887,951
Officer

Andrew F. Kaminsky	2012	$280,000	$—	$557,881	$—	$—	$—	$13,286	$851,167
Senior Vice	2011	280,000	200,000	317,333	—	—	—	12,204	809,537
President — Corporate Development,	2010	37,694	50,000	—	—	—	—	750	88,444
Investor Relations and Human Resources

Edward S. Wactlar	2012	$375,000	$—	$506,496	$—	$—	$—	$14,587	$896,083
Senior Vice President,	2011	375,000	—	317,333	—	213,650	—	17,253	923,236
General Counsel and Secretary	2010	—	—	—	—	—	—	—	—

(1)	“Salary” includes contributions to our 401(k) Plan by each of the named executive officers listed below for fiscal 2012, 2011 and 2010, as follows:

Name	2012	2011	2010
Leonard Borow	$22,500	$22,000	$22,000
John Buyko	22,500	28,004	15,966
John Adamovich, Jr.	14,236	22,593	21,407
Andrew F. Kaminsky	15,054	14,129	-
Edward S. Wactlar	24,970	18,059	-

(2)	“Stock Awards” includes the value of restricted stock units awarded in fiscal 2012 and parent LLC Class B-1 membership interests awarded in 2011 to Messrs. Kaminsky and Wactlar. The amounts disclosed for fiscal 2011 are based on the aggregate grant date fair value of the awards as calculated in accordance with FASB ASC Topic 718. The restricted stock units vest ratably over three or five years and the Class B-1 membership interests vest ratably over five years, or earlier upon a change of control.

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(3)	“Non-Equity Incentive Plan Compensation” includes incentive bonuses payable to certain executives based on operating results pursuant to their respective employment agreements. The compensation identified in this column was based on the achievement of EBITDA targets, as defined by the employment agreements. For a detailed description of incentive bonus calculations, see "Executive Compensation—Compensation Discussion and Analysis—Incentive Bonus."

(4)	“All Other Compensation” for fiscal 2012 includes benefits received by our executives for a leased auto, car expenses or car allowances, personal use of the company jet timeshare (with reimbursement by the employee of the minimum amount of income imputed for such use as determined by the applicable Federal and state rules and regulations), supplemental medical reimbursement, split dollar life insurance agreements, a deferred compensation plan and company matching funds under the Aeroflex Incorporated Employees’ 401(k) Plan. None of the individual amounts attributable to any of the perquisites or benefits exceeds the greater of $25,000 or 10% of the total amount of the perquisites and benefits for each executive.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2012

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stocks	All other Option Awards: Number of Securities Underlying	Per Share Exercise of Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Leonard Borow	$325,000	$650,000	$975,000	—	—	—	—	—	—	$—
John Buyko	$260,000	$520,000	$780,000	—	—	—	—	—	—	—
John Adamovich, Jr.	$146,652	$293,348	$440,000	—	—	—	—	—	—	—
Andrew F. Kaminsky	–	–	–	—	—	—	65,408	—	—	557,881
Edward S. Wactlar	$187,500	$234,375	$281,250	—	—	—	58,140	—	—	506,496

(1)	Amounts shown reflect the threshold, target and maximum payout amounts for the fiscal year ended June 30, 2012 under the terms of our named executive officers' employment agreements. For each of Messrs. Borow and Buyko, the target payout was equal to 100% of base salary, the threshold payout was equal to 50% of base salary and the maximum payout was equal to 150% of base salary. For Mr. Adamovich, the target payout was equal to 66.67% of base salary, the threshold payout was equal to 33.33% of base salary and the maximum payout was equal to 100% of base salary. For Mr. Wactlar, the target payout was equal to 62.5% of base salary, the threshold payout was equal to 50% of base salary and the maximum payout was equal to 75% of base salary. In fiscal 2012, the EBITDA target was $192.5 million, the threshold EBITDA was $175.0 million and the maximum EBITDA was $210.0 million. Based on the EBITDA targets and the determination by the Compensation Committee of the actual EBITDA achieved, as adjusted, it was determined and recommended by the Compensation Committee, and ratified and approved by the Board, that for fiscal 2012, no bonuses would be paid to Messrs. Borow, Buyko, Adamovich and Wactlar. For a detailed description of incentive bonuses, see “—Executive Compensation—Compensation Discussion and Analysis—Annual Bonuses.”

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OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)(1)	(h)(1)	(i)(2)	(j)(2)
Leonard Borow	—	—	—	—	—	384,141	$—	—	—
John Buyko	—	—	—	—	—	320,117	—	—	—
John Adamovich, Jr.	—	—	—	—	—	51,219	—	—	—
Andrew F. Kaminsky	—	—	—	—	—	89,549	227,171	8,479	—
Edward S. Wactlar	—	—	—	—	—	95,605	263,810	4,845	—

(1)	In fiscal 2008, certain members of our management were granted Class B membership interests in parent LLC. In fiscal 2010 and fiscal 2011, certain members of our management were granted Class B-1 membership interests in parent LLC. Pursuant to the terms of the parent LLC's limited liability company operating agreement, the holders of the Class B and B-1 membership interests are entitled to receive a percentage of all distributions, if any, made by parent LLC after (x) the Class A members, including the Sponsors, receive a return of their invested capital plus a 12% annual rate of return (compounded quarterly) on their invested capital and (y) certain members of our management that purchased Class A interests will receive a special distribution in the aggregate amount of approximately $3.2 million, together with a 12% per annum internal rate of return (compounded quarterly). These Class B and B-1 membership interests vest ratably over five years or earlier upon a change in control. The number of units disclosed in the table above is the percentage share of overall equity interests in the parent LLC represented by the unvested portion of these awards as of June 30, 2012, which was 20% and 80% of the original Class B and B-1 awards, respectively. The number of units that vested during fiscal 2012 is presented in the table below. These Class B and B-1 membership interests represent profit interests in parent LLC. The market value shown in the tables above and below reflects the liquidation value at June 30, 2012, using the closing market price of $6.05. Based upon such market price and in view of the priority of the Class A membership interests, the Class B and B-1 membership interests had no value at June 30, 2012.

(2)	Represents restricted stock units (“RSUs”) designated as “performance based units” which shall vest to the extent of one-third on each of November 16, 2012, 2013 and 2014, subject to certain established per share price targets of our common stock. In view of the fact that the market value of the common stock was below the price target at June 30, 2012, the RSUs had no value at such date.

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FISCAL 2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Leonard Borow	—	—	$384,141	$—
John Buyko	—	—	320,117	—
John Adamovich, Jr.	—	—	51,219	—
Andrew F. Kaminsky	—	—	32,380	190,602
Edward S. Wactlar	—	—	22,690	87,598

2012 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Leonard Borow	—	—	—	—	—
John Buyko	—	—	—	—	—
John Adamovich, Jr.	—	$50,000	$3,561	—	$323,757
Andrew F. Kaminsky	—	—	—	—	—
Edward S. Wactlar	—	—	—	—	—

In accordance with a December 1, 2006 amendment to the employment contract of Mr. Adamovich, we have credited or will credit to a book reserve $50,000 beginning December 1, 2006 and each successive December 1 that he is employed by us. This money is notionally invested in bonds, mutual funds or securities as agreed upon by our Board of Directors and Mr. Adamovich. For fiscal 2012, we credited the book reserve by $50,000 and the balance accrued $3,561 of notional interest. The Summary Compensation Table reflects the excess of these notional earnings over earnings calculated at a market rate of 120% of the applicable federal long term rate.

Potential Payments Upon Termination Or Change In Control

See “—Outstanding Equity Awards at Fiscal 2012 Year-End” above and “—Employment Agreements” below for a discussion of potential payments upon termination or change in control.

We entered into amendments to the employment agreements with each of our named executive officers (other than Messrs. Kaminsky and Wactlar) immediately prior to our IPO in November 2010. Those amendments, together with the employment agreements we entered into with Mr. Kaminsky effective September 2012 and Mr. Wactlar effective July 2010, as amended, provide that, to the extent any severance benefits payable to a named executive officer constitute deferred compensation subject to Section 409A of the Internal Revenue Code at the time the employment of such named executive officer terminates, and that officer is deemed a "specified employee" under Section 409A, then we will defer payment of these benefits to the extent necessary to avoid adverse tax treatment.

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Directors’ Compensation

Directors that are employed by us or by affiliates of the Sponsors do not receive any fees for serving as a member of our Board of Directors in addition to their salaries and bonuses earned through their employment; however, we use cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, our Board of Directors considers the significant amount of time that directors expend in fulfilling their duties as well as the skill level required. The following information relates to the compensation of our directors:

Board Retainer and Fees.  Directors who are not our employees or employees of affiliates of the Sponsors receive an annual retainer of $40,000, payable quarterly in advance, and a $2,000 fee for each meeting of the Board of Directors they attend.

Committee Fees. The Chairman of the Audit Committee receives an additional annual fee of $12,000, and each member receives an additional fee of $2,000 for attendance at each meeting of the Audit Committee. Each non-affiliated member receives an additional fee of $2,000 for attendance at each meeting of the Compensation and Corporate Governance and Nominating Committees. Our employees and employees of affiliates of the Sponsors will not receive any retainer or fees for their service on the Board of Directors or any committee.

Equity Awards.  Our directors who are not employees or employees of affiliates of the Sponsors are eligible to receive equity awards pursuant to the 2011 Omnibus Incentive Plan. In November 2011, each non-affiliated director received stock awards for 7,752 shares, 50% of which were fully vested at the award date (November 21, 2011) and 50% of which were restricted shares that vest on November 13, 2012.

The table below summarizes the compensation paid by the Company to our directors for the fiscal year ended June 30, 2012.

FISCAL 2012 DIRECTORS’ COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Robert B. McKeon	-	-	-	-
Hugh Evans	-	-	-	-
Leonard Borow	-	-	-	-
John Buyko	-	-	-	-
Prescott H. Ashe	-	-	-	-
Joe Benavides	-	-	-	-
Bradley J. Gross	-	-	-	-
John D. Knoll	-	-	-	-
Ramzi M. Musallam	-	-	-	-
Richard N. Nottenburg	$50,000	$70,078	-	$120,078
Charles S. Ream	98,000	70,078	-	168,078
Mark H. Ronald	84,000	70,078	-	154,078
General Peter J. Schoomaker (USA, Ret.)	70,000	70,078	-	140,078

(1)	Represents the fair value of 7,752 shares of common stock awarded to our independent directors, calculated by multiplying the closing price of our common stock on the date of grant (November 21, 2011) by the aggregate number of shares granted. The amounts in this column do not correspond to the actual value realized by the director.

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Employment Agreements

We are a party to employment agreements with each of our named executive officers, the terms of which are set forth below.

Leonard Borow

We are a party to an employment agreement with Mr. Borow, our President and Chief Executive Officer, which expires on August 15, 2015. Mr. Borow currently receives a base salary of $650,000 and an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board.

Mr. Borow's employment agreement provides for a three-year consulting period after the termination of employment by expiration of the contract term, mutual agreement or retirement, during which time Mr. Borow will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. Based on his current salary, he would receive monthly payments of $36,111.

In the event that we terminate the employment of Mr. Borow without cause (as defined in the employment agreement) or Mr. Borow terminates his employment for good reason (as defined in the employment agreement), Mr. Borow is entitled to receive his salary, an annual bonus and continuation of health benefits for the remainder of the contract term. For this purpose, the annual bonus will be calculated based on the average of Mr. Borow's highest annual bonuses for a period not to exceed three years during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. As of June 30, 2012, this lump sum severance would aggregate approximately $4.0 million. In the event Mr. Borow's employment is terminated for cause, Mr. Borow will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of Mr. Borow's death or disability, Mr. Borow or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and Mr. Borow or his beneficiary or estate is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. In the event Mr. Borow's employment terminates due to retirement, Mr. Borow shall be entitled to his salary through the date of termination, unused vacation, a prorated amount of any annual bonus for the fiscal year in which he retired and any benefits that have vested in accordance with the terms of the applicable award. If, in connection with a change of control, we determine in good faith that any payments or benefits provided to Mr. Borow constitute "parachute payments" within the meaning of Section 280G and Section 4999 of the Internal Revenue Code, such "parachute payments" to Mr. Borow will be reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Borow without resulting in any portion of such parachute payments being subject to an excise tax.

Mr. Borow is subject to non-competition and non-solicitation restrictions until two years following the later of (a) the termination of his employment for any reason and (b) the three-year consulting period.

John Buyko

We are a party to an employment agreement with Mr. Buyko, our Executive Vice President and President of Aeroflex Microelectronic Solutions, which expires on August 15, 2015. Mr. Buyko currently receives a base salary of $520,000 and an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board.

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In the event that we terminate the employment of Mr. Buyko without cause (as defined in the employment agreement) or Mr. Buyko terminates his employment for good reason (as defined in the employment agreement), Mr. Buyko is entitled to receive (i) his salary for the remainder of the employment term at the rate in effect immediately prior to such termination, (ii) continuation of health benefits until the earlier of December 31st of the second year following his termination of employment or his commencement of full-time employment with a new employer and (iii) annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year) equal to the average of the highest annual bonuses for a period not to exceed three years awarded to him during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. As of June 30, 2012, this lump sum severance would aggregate approximately $3.1 million. In the event that we terminate the employment of Mr. Buyko for cause, he is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of termination upon Mr. Buyko's death or disability, Mr. Buyko or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and he is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. If, in connection with any transaction, we determine in good faith that any payments or benefits provided to Mr. Buyko constitute "parachute payments" within the meaning of Section 280G and Section 4999 of the Internal Revenue Code, such "parachute payments" to Mr. Buyko will be reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Buyko without resulting in any portion of such parachute payments being subject to an excise tax.

In addition, Mr. Buyko is subject to non-competition and non-solicitation restrictions until the later of (i) the period during which Mr. Buyko is entitled to receive severance payments pursuant to the employment agreement and (ii) one year following the termination of his employment for any reason.

John Adamovich, Jr.

We are a party to an employment agreement with Mr. Adamovich, our Senior Vice President and Chief Financial Officer, which expires on September 17, 2013. Under the agreement, as amended in September 2012, Mr. Adamovich currently receives an annual salary of $440,000 and is eligible to receive an annual bonus of between 33.33% and 100% of his annual salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board. In the event that we terminate the employment of Mr. Adamovich within twenty-four months following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Adamovich terminates his employment for good reason (as defined in the employment agreement) within 24 months following a change in control, he is entitled to receive (i) a lump sum severance payment, of 2.5 times the sum of his base salary and his target bonus (66.67% of his base salary), (ii) continuation of health benefits until December 31st of the second year following his termination of employment, and (iii) a pro-rata target bonus for the year of termination. If all or any portion of the payments or benefits which Mr. Adamovich is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Adamovich otherwise would receive without such reduction on an after-tax basis. As of June 30, 2012, assuming such agreement terms to be in effect, this lump sum severance would aggregate approximately $1.8 million.

In the event that we terminate the employment of Mr. Adamovich without cause, or if Mr. Adamovich terminates his employment for good reason, in either such case, other than within 24 months following a change in control, he is entitled to receive his salary and the continuation of benefits for one year following termination of employment, (ii) one times the target bonus, and (iii) a performance bonus, if any, for the year in which termination occurs, prorated to the date of termination. As of June 30, 2012, assuming such agreement terms to be in effect, this lump sum severance payment would aggregate $733,333.

In the event Mr. Adamovich's employment is terminated for cause, Mr. Adamovich will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation. In the event of Mr. Adamovich's death or disability, Mr. Adamovich or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and the continuation of health benefits for a period of one year. Mr. Adamovich is subject to non-competition and non-solicitation restrictions during the employment period and, in the case of termination for cause or without good reason, for one year after the date of termination.

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Andrew F. Kaminsky

We are a party to an employment agreement with Mr. Kaminsky, our Senior Vice President—Corporate Development, Investor Relations and Human Resources that has an effective date of September 28, 2012. The Agreement is for an initial term of one year but is automatically renewable for additional one year periods until we give him, or he gives us, 90 days written notice of an intention not to renew. Under the agreement, Mr. Kaminsky currently receives an annual base salary of $375,000 and is eligible to receive an annual bonus of between 33 1/3% and 100% of his annual base salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board. In the event that we terminate the employment of Mr. Kaminsky either within 6 months prior or 18 months following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Kaminsky terminates his employment for good reason (as defined in the employment agreement) within 6 months prior or 18 months following a change in control, he is entitled to receive (i) a lump sum severance payment of two times the sum of his base salary and his target bonus (66.67% of his base salary), (ii) continuation of health benefits for a period of 18 months, and (iii) a pro-rata target bonus for the year of termination. If all or any portion of the payments or benefits which Mr. Kaminsky is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Kaminsky otherwise would receive without such reduction on an after-tax basis. As of June 30, 2012, assuming such agreement terms to be in effect, this lump sum severance would aggregate approximately $1.3 million.

In the event that we terminate the employment of Mr. Kaminsky without cause (as defined in the employment agreement), or if Mr. Kaminsky terminates his employment for good reason (as defined in the employment agreement), in either such case, other than 6 months prior or 18 months following a change in control, he is entitled to receive (i) one year’s salary plus one times his target bonus, (ii) a performance bonus, if any, for the year in which termination occurs, prorated to the date of termination, and (iii) continuation of health benefits for a period of one year. As of June 30, 2012, assuming such agreement terms to be in effect, the lump sum severance payable thereunder would aggregate $625,000. In the event Mr. Kaminsky is terminated for cause, Mr. Kaminsky would be entitled to receive his salary through the date of termination and any awarded but unpaid bonus. In the event Mr. Kaminsky’s employment is terminated for death or disability, Mr. Kaminsky or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and continuation of health benefits for a period of one year. Mr. Kaminsky is subject to non-competition and non-solicitation restrictions during the employment period and for a period of one year after termination in the event Mr. Kaminsky’s employment is terminated for cause or without good reason.

Edward S. Wactlar

We are a party to an employment agreement with Mr. Wactlar, our Senior Vice President, General Counsel and Secretary. The agreement is for a period of three years, renewing daily, unless either party provides notice of non-renewal. Upon such notice of nonrenewal, the employment period shall continue for a three year period from the date of such notice; provided, however, that if such non-renewal notice is received after the fifth anniversary of the effective date of the agreement, the employment period shall continue for a period of one year from the date any such notice of non-renewal is received. The effective date of the agreement is July 1, 2010. Under the agreement, as amended in September 2012, Mr. Wactlar currently receives an annual base salary of $375,000 and is eligible to receive an annual bonus of between 33.33% and 100% of his annual base salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board. In the event that we terminate the employment of Mr. Wactlar within 18 months following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Wactlar terminates his employment for good reason (as defined in the employment agreement) within 18 months following a change in control, he is entitled to receive, (i) a lump sum severance payment of (A) three times the sum of his base salary and his target bonus (66.67% of his base salary) if termination occurs prior to the fifth anniversary of the effective date of the employment agreement or (B) one times his base salary and his target bonus if termination occurs after the fifth anniversary of the effective date of the employment agreement, (ii) continuation of health benefits for the balance of the employment period, but in no event less than one year following termination of his employment, and (iii) a pro-rata target bonus for the year of termination; provided, however, that such lump sum severance benefit will be no less than the severance benefit to which Mr. Wactlar would be entitled to absent a change in control (as described below). If all or any portion of the payments or benefits which Mr. Wactlar is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Wactlar otherwise would receive without such reduction on an after-tax basis. As of June 30, 2012, assuming such agreement terms to be in effect, this lump sum severance would aggregate approximately $1.9 million.

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In the event that we terminate the employment of Mr. Wactlar without cause, or if Mr. Wactlar terminates his employment for good reason, in either such case, other than within 18 months following a change in control, he is entitled to receive (i) his salary and the continuation of benefits for the remainder of the employment term, but in no event less than one year following termination of employment if such termination occurs after the fifth anniversary of the effective date of the employment agreement and (ii) annual bonuses in the amount of the target bonus for the remainder of the employment period as if Mr. Wactlar had not been terminated including, without duplication, a performance bonus, if any, for the year in which termination occurs, prorated to the date of termination. As of June 30, 2012, assuming such agreement terms to be in effect, this lump sum severance payment would aggregate approximately $1.9 million.

In the event Mr. Wactlar's employment is terminated for cause, Mr. Wactlar will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation. In the event of Mr. Wactlar’s death or disability, Mr. Wactlar or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and continuation of health benefits for a period of 24 months. Mr. Wactlar is subject to non-competition and non-solicitation restrictions during the employment period and, in the case of termination for cause or without good reason, for one year after the date of termination.

Potential Payments Upon Termination on Change in Control

See “—Outstanding Equity Awards at Fiscal 2012 Year-end” and “—Employment Agreements” above for a discussion of potential payments upon termination on a change in control.

PROPOSAL 2— ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. We currently conduct an advisory vote on the compensation of our named executive officers annually and the next such advisory vote after our 2012 Annual Meeting will take place at our 2013 annual meeting of stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our Company’s philosophy, policies and practices described in this Proxy Statement.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Executive Compensation—Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation program, including information about the fiscal year 2012 compensation of our named executive officers.

Accordingly, the Board of Directors unanimously recommends that our stockholders vote “FOR” the following resolution at the Annual Meeting:

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“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

The say-on-pay vote is advisory, and, therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee for the Company’s fiscal year ended June 30, 2012 was composed of three directors, each of whom is independent within the meaning of applicable NYSE rules and all of whom have accounting or related financial management expertise. The Audit Committee operates under a written charter approved by the Board of Directors. The committee charter is available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent registered public accounting firm is responsible for auditing those financial statements.  It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.  The responsibility of the members of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring these processes.

The Audit Committee’s oversight of these processes and considerations and discussions with management and with the Company’s independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

In this context, the Audit Committee met with management and representatives of KPMG LLP, our independent registered public accounting firm, to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2012.  The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and a letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP that firm’s independence.  In particular, the Audit Committee considered whether the provision of non-audit services described in the following section is compatible with maintaining the independence of KPMG LLP and concluded that it is.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended June 30, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee
Charles S. Ream (Chairman)
Mark H. Ronald
General Peter J. Schoomaker (USA, Ret.)

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PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013. As a matter of good corporate governance, the appointment of KPMG LLP is being presented to the stockholders for ratification. The Audit Committee is not bound by the outcome of this vote but if the stockholders do not ratify the appointment of KPMG, the Audit Committee may reconsider its decision.

A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

AUDIT AND RELATED FEES

Audit Fees

We were billed the aggregate amount of $2.4 million by KPMG LLP in respect of fiscal year 2012 and $1.9 million in respect of fiscal year 2011 for fees for professional services rendered for the audit of our consolidated annual financial statements and review of our financial statements included in our Forms 10-Q. The fees for fiscal 2012 included an audit of our internal controls over financial reporting which was not required for fiscal 2011.

Audit-Related Fees

We were billed the aggregate amount of $12,000 by KPMG LLP in respect of fiscal year 2012 and $601,000 in respect of fiscal year 2011 for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not reported under the preceding paragraph. These services included review of registration statements, including those registration statements filed in connection with our IPO, and accounting consultations.

Tax Fees

We were billed the aggregate amount of $76,000 by KPMG LLP in respect of fiscal year 2012 and $79,000 in respect of fiscal year 2011 for professional services rendered for tax compliance, tax advice and tax planning. These services included reviewing our U.S. Federal and various state tax returns.

All Other Fees

KPMG LLP did not render other services in fiscal year 2012 or fiscal year 2011.

Our Audit Committee has determined that the provision of services by KPMG LLP is compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm.

Pre-Approval Policies

Our Audit Committee has determined not to adopt any blanket pre-approval policies. Instead, the Committee determined that it will, through designated individuals, specifically pre-approve the provision by KPMG LLP of all services.

Our Audit Committee approved all of the services provided by KPMG LLP and described in the preceding paragraphs.

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Vote Required

The ratification of the appointment of KPMG LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE

RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Any material transaction involving our directors, nominees for director, executive officers and their immediate family members and us or any of our affiliates is reviewed and approved by the Chief Executive Officer, following consultation with the Chairman of the Board, who determines whether the transaction is in our best interest. In addition, related-person transactions involving directors and nominees are subsequently reviewed by the Corporate Governance and Nominating Committee in connection with its review of the independence of the directors. The policies and procedures for related-party transactions are not in writing, but the proceedings are documented in the minutes of the Corporate Governance and Nominating Committee meetings.

Limited Liability Company Agreement

At the closing of the Going Private Transaction, the Sponsors and certain members of our management who purchased equity interests in the parent LLC became parties to a limited liability company agreement with the parent LLC that sets forth provisions relating to the management and ownership of the parent LLC, including the rights of the Sponsors to appoint members of the board of managers of the parent LLC.

Veritas Capital has the right to appoint four members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, three members of the board of managers of the parent LLC at any time it owns less than 33% but at least 27% of the membership interests of the parent LLC, two members of the board of managers of the parent LLC at any time it owns less than 27% but at least 20% of the then outstanding membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 20% but at least 5% of the membership interests of the parent LLC. Golden Gate has the right to appoint three members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, two members of the board of managers of the parent LLC at any time it owns less than 33% but at least 20% of the then outstanding membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 20% but at least 5% of the then outstanding membership interests of the parent LLC. GS Direct has the right to appoint two members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 33% but at least 5% of the membership interests of the parent LLC.

As described under “Proposal 1—Election of Directors,” at the time of our IPO, we entered into a director designation agreement that provides for the rights of the parent LLC to nominate designees to our Board of Directors. See “—Director Designation Agreement.” Pursuant to the limited liability company agreement of the parent LLC, the Sponsors will have certain rights to select the individuals that the parent LLC has the right to nominate under the director designation agreement. The Sponsors have agreed to allocate such rights to select the nominees under the director designation agreement as follows:

•	Until such time as we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, the parent LLC is required to nominate to our Board of Directors each member of the board of managers of the parent LLC that was appointed by Veritas Capital, Golden Gate Capital or GS Direct; and

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•	during such time as (i) the parent LLC owns less than a majority but at least one share of our outstanding common stock and (ii) we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, Veritas Capital will have the right to select two nominees, Golden Gate will have the right to select one nominee and GS Direct will have the right to select one nominee.

Each of the Sponsors is required pursuant to the limited liability company agreement of the parent LLC to cause the resignation from our Board of Directors of any director that was selected by such Sponsor and was nominated to our Board of Directors pursuant to the director designation agreement (i) in the event such Sponsor exercises its rights pursuant to the limited liability company agreement to redeem all of its Class A membership interests in exchange for our shares or (ii) if such director (A) has been removed from the board of managers of the parent LLC, (B) has resigned from the board of managers of the parent LLC or become disabled or (C) is required to resign from the board of managers of the parent LLC. The parent LLC may not waive or decline to exercise any of its rights under the director designation agreement or agree to any amendment of the director designation without the approval of the Sponsors.

In addition, the limited liability company agreement provides for, among other things, restrictions on the transferability of equity of the parent LLC, tag-along rights, drag-along rights and information rights. The tag-along rights provide that in the event of a proposed transfer of all of the Sponsors’ membership interests in the parent LLC, no Sponsor may transfer its membership interest until each holder of Class B or Class B-1 membership interests has been given the opportunity to participate in the transaction and sell his, her or its Class B or Class B-1 membership interests in the parent LLC under substantially the same terms as those of the Sponsors. The drag-along rights provide that in the event of a proposed transfer of all of the Sponsors’ membership interests in the parent LLC, the Sponsors may unanimously agree to require each member of the parent LLC, to sell his, her or its membership interests in the parent LLC in exchange for a pro rata portion of the proceeds. The information rights provide that (i) each member of the parent LLC may examine, copy and audit the books of the parent LLC during normal business hours, (ii) the parent LLC will keep the Sponsors informed with respect to any tax, criminal or regulatory investigation, or action and (iii) each year the parent LLC will provide its tax returns, schedules and related tax information to its members.

Without the approval of the Sponsors, subject to certain stated exceptions, the parent LLC may not permit us to take certain actions, including transactions with the Sponsors or affiliates or employees of the Sponsors.

Pursuant to the limited liability company agreement of the parent LLC, each holder of Class A membership interests will have the right to require the parent LLC to redeem all, but not less than all, of its Class A membership interests in exchange for our shares (i) at any time from and after the second anniversary of our IPO, (ii) with respect to any Sponsor seeking to redeem its Class A membership interests, such time as our Board of Directors does not contain at least one director designated by such Sponsor, other than as a result of an act, omission or decision by such Sponsor or any of its designees to our Board of Directors or (iii) with the prior written approval of each of the Sponsors. The redemption price for such Class A membership interests will be an amount equal to the amount that would be distributed to such electing holder in respect of such Class A membership interests if the parent LLC were liquidated as of the date such holder provides notice of its election to redeem to the parent LLC, known as the “Redemption Price”; provided that if a redemption notice is given prior to the sixth anniversary of the closing of the Going Private Transaction, the Redemption Price will be calculated based on the assumption that all of the Class B membership interests and Class B-1 membership interests permitted to be issued under the terms of the limited liability company agreement are outstanding and that all such Class B membership interests and Class B-1 membership interests have vested. The Redemption Price is payable in shares of our common stock having a fair market value equal to the Redemption Price or, at the election of the electing holder, with the cash proceeds of a number of shares sold by the parent LLC having a fair market value equal to the Redemption Price.

Director Designation Agreement

As described above under “Proposal 1—Election of Directors,” we entered into a director designation agreement in connection with the IPO pursuant to which the parent LLC is entitled to nominate individuals to our Board of Directors. A copy of the director designation agreement is included as an exhibit to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-165920) filed with the SEC on November 10, 2010, which is available from the SEC at its website at www.sec.gov.

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Registration Rights Agreement

At the closing of the Going Private Transaction, the parent LLC became party to a registration rights agreement with us. Pursuant to the registration rights agreement, the parent LLC and each of the Sponsors may require us to effect a long-form registration on not more than three occasions and a short-form registration on an unlimited number of occasions, provided that the number of securities requested to be registered must have a value equal to at least $10 million based on the closing price of such security on the last trading day prior to the registration request. We may postpone for a reasonable period of time, which may not exceed 90 days, the filing of a registration statement that the parent LLC or the Sponsors requested that we file pursuant to the registration rights agreement if our Board of Directors determines that the filing of the registration statement will have a material adverse effect on our plan to engage in certain business transactions. Under the terms of this agreement, we will be required to pay all registration expenses in connection with any demand registration. In addition, if we propose to register additional shares of common stock, the parent LLC will be entitled to notice of the registration and is entitled to include its shares of common stock in that registration with all registration expenses paid by us.

Transactions with Goldman, Sachs & Co. and its Affiliates

Goldman, Sachs & Co. is the manager of GS Direct, which indirectly owns approximately 15.1% of our common stock. Bradley J. Gross, a member of our Board of Directors and the board of managers of the parent LLC, is a Managing Director in the Principal Investment Area of Goldman, Sachs & Co.

Goldman, Sachs & Co. acted as an underwriter in connection with our IPO and received approximately $5.0 million in fees in connection therewith. Goldman, Sachs & Co. also acted as a dealer manager in the tender offers for our senior notes and as an arranger in the offers to purchase our senior subordinated unsecured term loans. Goldman, Sachs & Co. received an aggregate amount of approximately $400,000 as compensation for its services as a dealer manager and as an arranger in such tender offers and offers to purchase.

Goldman Sachs Lending Partners, LLC, an affiliate of Goldman, Sachs & Co., acted as syndication agent, joint lead arranger and joint bookrunner under the new senior secured credit facility. The new senior secured credit facility was entered into on May 9, 2011 and consists of a senior secured term loan facility of $725.0 million and a senior secured revolving credit facility of $75.0 million. Goldman, Sachs & Co. received a total of $3.1 million in connection with the new senior secured credit facility.

Goldman, Sachs & Co., Goldman Sachs Credit Partners L.P. and their affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

Issuance of Membership Interests of the Parent LLC

In connection with the closing of the Going Private Transaction, the parent LLC issued an aggregate of $372.0 million of membership interests to the Sponsors. Veritas Capital and an affiliate of Veritas Capital purchased $172.0 million of membership interests, affiliates of Golden Gate Capital purchased $100.0 million of membership interests and GS Direct purchased $100.0 million of membership interests. At the closing of the Going Private Transaction, certain members of our management purchased an aggregate of approximately $6.4 million of membership interests from the parent LLC and, after the closing, GS Direct transferred $16.0 million of membership interests to third party investors.

In addition, certain members of our management have been granted Class B interests and certain members of management and employees have been granted Class B-1 interests in the parent LLC. See “Executive Compensation—Compensation Discussion and Analysis—Parent LLC Class B and Class B-1 Membership Interests.”

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FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended June 30, 2012 has been provided to all stockholders as of September 17, 2012, the record date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and the New York Stock Exchange. Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2012.

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names.

Deadline for Submission of Stockholder Proposals for the 2013 Annual Meeting

Proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than June 8, 2013 to be included in the proxy statement for that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to our Secretary at our principal offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our bylaws, we must not receive notice of any stockholder proposal earlier than July 17, 2013 nor later than August 16, 2013, or else the notice will be considered untimely and we are not required to present such proposal at the 2013 Annual Meeting.

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We will provide without charge to any stockholder as of the record date, copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, including financial statements and financial statement schedules thereto, upon written request delivered to Edward S. Wactlar, Secretary, at our offices at 35 South Service Road, P.O. Box 6022, Plainview, NY 11803-0622. These materials can also be found on our website at www.aeroflex.com.

By Order of the Board of Directors,

Edward S. Wactlar
Senior Vice President, General Counsel
and Secretary

Dated: October 4, 2012
Plainview, New York

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AEROFLEX HOLDING	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
CORP. ATTN: ANDREW KAMINSKY 35 SOUTH SERVICE ROAD PLAINVIEW, NY 11803	If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:
	☐	☐	☐

1. Election of Directors
Nominees

01 Hugh Evans	02 Leonard Borow	03 John Buyko	04 Prescott H. Ashe	05 Joe Benavides
06 Bradley J. Gross	07 John D. Knoll	08 Ramzi M. Musallam	09 Richard N. Nottenburg	10 Benjamin M. Polk
11 Charles S. Ream	12 Mark H. Ronald	13 Peter J. Schoomaker

The Board of Directors recommends you vote FOR proposals 2. and 3.	For	Against	Abstain

2. Advisory vote on executive compensation.	☐	☐	☐

3. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders is/are available at www.proxyvote.com .

AEROFLEX HOLDING CORP.
Annual Meeting of Stockholders
November 14, 2012 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Hugh Evans and John Adamovich, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEROFLEX HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM EST on November 14, 2012, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side